                                                             Exhibit 99.3

News Release

Investor Contact:                                                                                                                                                                                                            Media Contact:
Mark Bierley                                                                                                                                                                                                                    Anne Roman
(734) 477-4105                                                                                                                                                                                                                  (734) 477-1392

Borders Group Reports Q3 2009 Results

ANN ARBOR, Mich., Nov. 24, 2009—Borders Group, Inc. (NYSE: BGP) today reported results for the fiscal third quarter of 2009, ended Oct. 31, 2009.

Following are highlights of third quarter results, compared to the same period a year ago, unless specifically noted as year-to-date results:

•
On an operating basis, the company generated a loss from continuing operations of $39.0 million or $0.65 per share compared to a loss of $39.0 million or $0.64 per share a year ago. On a GAAP basis, the loss from continuing operations was $38.5 million or $0.64 per share compared to a loss of $172.2 million or $2.85 per share a year ago. The $0.64 per share loss includes income of $0.01 per share of non-operating adjustments that were primarily non-cash. Year to date, on an operating basis, the company generated a loss from continuing operations of $67.6 million or $1.12 per share compared to a loss of $80.0 million or $1.33 per share a year ago. On a GAAP basis, the year-to-date loss from continuing operations was $170.1 million or $2.83 per share compared to a loss of $213.6 million or $3.55 per share a year ago. The $2.83 per share loss includes $1.71 per share of non-operating charges that were primarily non-cash.

•
Adjusted EBITDA was a loss of $34.2 million compared to a loss of $25.5 million in the prior year quarter. On a year-to-date basis, the adjusted EBITDA loss was $24.3 million compared to a loss of $24.9 million in 2008.

•	Total consolidated sales were $595.5 million, down $86.6 million, or 12.7%.

•	Inventory was reduced by $99.1 million, led by the reduction in multimedia inventory of $70.4 million.

•
Comparable store sales declined by 12.1% and 7.2% at Borders superstores and Waldenbooks Specialty Retail stores, respectively.  Excluding multimedia, comparable store sales at Borders declined by 8.5%.

•	SG&A expenses, on an operating basis, were reduced by $27.1 million.

•
Debt, net of cash, at the end of the third quarter was $375.0 million, a reduction from the prior year of $112.0 million, or 23.0%.  Debt, net of cash, compared to year-end levels increased by $92.4 million, or 32.7% as inventory was added to core book categories throughout the third quarter.

“During the third quarter, we prepared for the upcoming holiday selling season,” said Borders Group Chief Executive Officer Ron Marshall. “We increased core book inventories, experimented with a range of traffic-driving and in-store promotions and invested in store payroll to get books out on the shelves and our stores in top condition to receive customers. To ensure that our customers are confident in our holiday selection, we recently launched what we believe is book retailing’s first-ever in-stock guarantee. If a customer comes to shop at Borders and finds us out of stock on an item—and that item is among the more than one million titles on Borders.com—we will order the item for the customer, ship it to her at home and the shipping charges will be on us. There will be no wasted shopping trips for our customers this season.”

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Borders Group Q3—2

Consolidated Results

All sales and earnings/loss figures reported throughout this news release are on a continuing operations basis unless otherwise noted.

Third quarter consolidated sales were $595.5 million, a 12.7% decrease from the same period a year ago.  On an operating basis, the company generated a third-quarter loss from continuing operations of $39.0 million or $0.65 per share compared to a loss of $39.0 million or $0.64 per share a year ago. On a GAAP basis, the loss from continuing operations was $38.5 million or $0.64 per share compared to a loss of $172.2 million or $2.85 per share a year ago. The $0.64 per share loss includes income of $0.01 per share of non-operating adjustments that were primarily non-cash.

Excluding non-operating charges, SG&A as a percent of sales improved over third quarter last year by 0.4% from 28.7% to 28.3% due to the company’s aggressive expense reduction initiatives, which were partially offset by de-leveraging due to negative sales trends. Expense reduction initiatives helped reduce SG&A dollar expenses in the third quarter by $27.1 million compared to the prior year. On a GAAP basis, SG&A as a percent of sales was down compared to last year by 1.0% from 30.1% to 29.1%.

The company made an additional investment of $16.8 million in inventory within its core book category compared to the same period last year. At the same time, Borders Group reduced third-quarter inventory in the multimedia category by $70.4 million and by $45.5 million within its Waldenbooks Specialty Retail segment due to store closures over the past 12 months. In total, inventory was reduced by $99.1 million for the period.

Third quarter capital expenditures were $6.8 million compared to $17.9 million in 2008 as the company continued to manage capital prudently. For the full year, capital expenditures were $11.2 million compared to $72.0 million a year ago. Debt, net of cash, at the end of the third quarter was $375.0 million, a reduction from the prior year of $112.0 million, or 23.0%.  Debt, net of cash, compared to year-end levels increased by $92.4 million, or 32.7%.

Non-Operating Adjustments

The table below details non-operating adjustments for the third quarter and year to date. Expense (income) amounts are as follows:

Non-Operating Adjustments	Item	Line Item Impact	Q3 2009	YTD 2009
Consulting, professional and other fees	Cash	Gross Margin and SG&A	$1.2 million	$10.1 million
Store closure and related items	Cash	Gross Margin and SG&A	($1.0) million	($0.3) million
Severance and other compensation costs	Cash	Gross Margin and SG&A	$3.4 million	$5.4 million
Asset impairments and other writedowns	Non-cash	Asset Impairments	$0.2 million	$1.0 million
Accelerated depreciation-multimedia space reduction	Non-cash	SG&A	$0.0 million	$7.1 million
Term loan cost/discount amortization	Non-cash	Interest Expense	$1.1 million	$3.8 million
International “put” expiration	Non-cash	Warrant/Put Expense	$0.0 million	$16.2 million
Warrant liability fair value adjustment	Non-cash	Warrant/Put Expense	($28.7) million	$18.9 million
Total pre-tax non-operating adjustments			($23.8) million	$62.2 million
Normalized income taxes	Non-cash	Income Taxes (Benefit)	$23.3 million	$40.3 million
Total after-tax non-operating adjustments			($0.5) million	$102.5 million
			($0.01) EPS	$1.71 EPS
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Borders Group Q3—3

Borders Superstores

Total third quarter sales at Borders superstores, including Borders.com, in the third quarter were $492.4 million, down 12.1% from a year ago. Comparable store sales decreased by 12.1% at Borders superstores in the third quarter. Excluding the multimedia category, comparable store sales at Borders declined by 8.5%.

On an operating basis, the segment generated a third quarter operating loss of $44.5 million compared to an operating loss of $37.8 million for the same period a year ago. On a GAAP basis, the segment generated an operating loss in the third quarter of $46.2 million compared to an operating loss of $80.3 million the prior year.

No Borders superstores were closed during the third quarter and the period ended with 513 locations.

Waldenbooks Specialty Retail

Total sales in the third quarter within the Waldenbooks Specialty Retail segment were $72.9 million, a 20.3% decline compared to the same period in 2008 as the number of stores was decreased to 361 at the end of the third quarter this year compared to 467 stores that were open at the close of the same period a year ago. The company closed nine Waldenbooks locations in the third quarter of this year. Comparable store sales in the third quarter at Waldenbooks decreased by 7.2%.

On an operating basis, the segment generated an operating loss of $8.2 million in the third quarter compared to an operating loss of $13.2 million for the same period in 2008. On a GAAP basis, the segment generated a third quarter operating loss of $10.0 million compared to an operating loss of $17.7 million for the same period in 2008.

Borders Group announced Nov. 5 that the company plans to close approximately 200 stores within its Waldenbooks Specialty Retail segment in January 2010 to emerge with a smaller, more profitable mall business. Through this right-sizing, the company will reduce the number of stores with operating losses, reduce overall rent expense and lease-adjusted leverage and generate cash flow through sales and working capital reductions.

International

Total sales within the International segment (which consists primarily of Paperchase) were $30.2 million in the third quarter, which is flat with a year ago of $30.3 million. Excluding the impact of foreign currency translation, segment sales increased by 7.0% for the period.

On an operating basis, the segment generated an operating loss of $1.3 million in the third quarter compared to an operating loss of $1.6 million for the same period in 2008. On a GAAP basis, the segment generated a third quarter operating loss of $1.4 million compared to an operating loss of $1.8 million for the same period in 2008.

Conference Call Today

Management will review third quarter results on a conference call today at 10 a.m. Eastern. This call is being web cast by Thomson Financial and can be accessed at the Borders Group corporate Web site at www.bordersgroupinc.com. A replay will be accessible on the Web site through Dec. 24. In addition, a replay phone service will be available toll-free at 866-396-6282, or for international calls, at 203-369-0517. The phone service will be available through Dec. 8 until 11:59 p.m. Eastern.

Next Financial Release-Holiday Sales

Borders Group plans to issue information about holiday sales results in mid-January.

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Borders Group Q3—4

About Borders Group

Headquartered in Ann Arbor, Mich., Borders Group, Inc. (NYSE: BGP) is a leading retailer of books, music and movies with more than 25,000 employees. Through its subsidiaries, the company operates approximately 1,000 stores worldwide primarily under the Borders® and Waldenbooks® brand names. For online shopping, visit Borders.com. For more information about the company, visit www.borders.com/investors.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these forward-looking statements by the use of words such as "expect," "planning," "possibility," "opportunity," "goal," "will," "may," "intend," "anticipates" and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address matters such as the company's future financial condition and performance (including earnings per share, the profitability of Waldenbooks, liquidity, sales, inventory levels and capital expenditures), its cost reduction initiatives and plans for store closings and the expansion of product categories. These statements are subject to risks and uncertainties that could cause actual results and plans to differ materially from those included in the company's forward-looking statements.

These risks and uncertainties include, but are not limited to, consumer demand for the company's products, particularly during the holiday season, which is believed to be related to general economic and geopolitical conditions, competition and other factors; the availability of adequate capital--including vendor credit--to fund the company's operations and to carry out its strategic plans; adverse litigation results or other claims and the performance of the company's information technology systems.

The company's periodic reports filed from time to time with the Securities and Exchange Commission contain more detailed discussions of these and other risk factors that could cause actual results and plans to differ materially from those included in the forward-looking statements, and those discussions are incorporated herein by reference. The company does not undertake any obligation to update forward-looking statements.

.

###

Borders Group, Inc. Financial Statements (amounts in millions, except per share amounts) Unaudited
Sales and Earnings Summary
	Quarter Ended October 31, 2009 (1)					Quarter Ended November 1, 2008 (1)
	Operating		Adjustments	GAAP		Operating		Adjustments	GAAP
	Basis (2)		(2)	Basis		Basis (3)		(3)	Basis
Borders Superstores	$492.4		$-	$492.4		$560.3		$-	$560.3
Waldenbooks Specialty Retail	72.9		-	72.9		91.5		-	91.5
International	30.2		-	30.2		30.3		-	30.3
Total sales	595.5		-	595.5		682.1		-	682.1
Other revenue	7.0		-	7.0		11.3		-	11.3
Total revenue	602.5		-	602.5		693.4		-	693.4
Cost of goods sold, including occupancy costs	490.6		(1.4)	489.2		550.9		(4.5)	546.4
Gross margin	111.9		1.4	113.3		142.5		4.5	147.0
Selling, general and administrative expenses	168.6		5.0	173.6		195.7		9.4	205.1
Asset impairments and other writedowns	-		0.2	0.2		-		50.1	50.1
Operating loss	(56.7)		(3.8)	(60.5)		(53.2)		(55.0)	(108.2)
Interest expense	5.2		1.1	6.3		8.8		5.0	13.8
Warrant/put expense (income)	-		(28.7)	(28.7)		-		(12.7)	(12.7)
Total interest expense (income)	5.2		(27.6)	(22.4)		8.8		(7.7)	1.1
Loss before income taxes	(61.9)		23.8	(38.1)		(62.0)		(47.3)	(109.3)
Income taxes (benefit)	(22.9)		23.3	0.4		(23.0)		85.9	62.9
Loss from continuing operations	$(39.0)		$0.5	$(38.5)		$(39.0)		$(133.2)	$(172.2)
Loss from operations of discontinued operations (net of tax)	-		-	-		-		-	-
Gain (loss) from disposal of discontinued operations (net of tax)	-		0.8	0.8		-		(3.2)	(3.2)
Gain (loss) from discontinued operations (net of tax)	-		0.8	0.8		-		(3.2)	(3.2)
Net loss	$(39.0)		$1.3	$(37.7)		$(39.0)		$(136.4)	$(175.4)

Basic EPS from continuing operations	$(0.65)		$0.01	$(0.64)		$(0.64)		$(2.21)	$(2.85)
Basic EPS from discontinued operations	$-		$0.01	$0.01		$-		$(0.05)	$(0.05)
Basic EPS including discontinued operations	$(0.65)		$0.02	$(0.63)		$(0.64)		$(2.26)	$(2.90)
Basic weighted avg. common shares	60.1		60.1	60.1		60.5		60.5	60.5

Comparable Store Sales
Borders Superstores	(12.1%	)				(12.8%	)
Waldenbooks Specialty Retail	(7.2%	)				(7.7%	)

Sales and Earnings Summary (As Percentage of Total Sales)
	Quarter Ended October 31, 2009 (1)					Quarter Ended November 1, 2008 (1)
	Operating		Adjustments	GAAP		Operating		Adjustments	GAAP
	Basis (2)		(2)	Basis		Basis (3)		(3)	Basis
Borders Superstores	82.7%		-%	82.7%		82.1%		-%	82.1%
Waldenbooks Specialty Retail	12.2		-	12.2		13.4		-	13.4
International	5.1		-	5.1		4.5		-	4.5
Total sales	100.0		-	100.0		100.0		-	100.0
Other revenue	1.2		-	1.2		1.7		-	1.7
Total revenue	101.2		-	101.2		101.7		-	101.7
Cost of goods sold, including occupancy costs	82.4		(0.2)	82.2		80.8		(0.7)	80.1
Gross margin	18.8		0.2	19.0		20.9		0.7	21.6
Selling, general and administrative expenses	28.3		0.8	29.1		28.7		1.4	30.1
Asset impairments and other writedowns	-		0.1	0.1		-		7.3	7.3
Operating loss	(9.5)		(0.7)	(10.2)		(7.8)		(8.0)	(15.8)
Interest expense	0.9		0.1	1.0		1.3		0.7	2.0
Warrant/put expense (income)	-		(4.8)	(4.8)		-		(1.8)	(1.8)
Total interest expense (income)	0.9		(4.7)	(3.8)		1.3		(1.1)	0.2
Loss before income taxes	(10.4)		4.0	(6.4)		(9.1)		(6.9)	(16.0)
Income taxes (benefit)	(3.9)		4.0	0.1		(3.4)		12.6	9.2
Loss from continuing operations	(6.5	) %	-%	(6.5	) %	(5.7)%		(19.5)%	(25.2)%

(1) The results of Borders Australia, Borders New Zealand and Borders Singapore are reported as discontinued operations.
(2) Results from 2009 were impacted by a number of non-operating items, including asset impairments, severance costs, store closure costs, professional fees related to our turnaround efforts and amortization of the term loan discount and debt issuance costs, partially offset by non-cash income related to the fair market value adjustment of the warrant liability. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items. To aid in the comparability to last year, operating basis data is presented using a normalized tax rate.
(3) Results from 2008 were impacted by a number of non-operating items, including deferred tax asset impairments, store asset impairments, store closure costs, severance costs, professional fees related to strategic alternatives and amortization of the term loan discount and debt issuance costs, offset by non-cash income related to the fair market value adjustment of the warrant liability as well as income received from a landlord lease termination. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items. To aid in the comparability to last year, operating basis data is presented using a normalized tax rate.

Borders Group, Inc. Financial Statements
(amounts in millions, except per share amounts) Unaudited
Sales and Earnings Summary
	Nine Months Ended October 31, 2009 (1)					Nine Months Ended November 1, 2008 (1)
	Operating		Adjustments	GAAP		Operating		Adjustments	GAAP
	Basis (2)		(2)	Basis		Basis (3)		(3)	Basis
Borders Superstores	$1,542.7		$-	$1,542.7		$1,782.9		$-	$1,782.9
Waldenbooks Specialty Retail	224.3		-	224.3		284.4		-	284.4
International	86.8		-	86.8		93.5		-	93.5
Total sales	1,853.8		-	1,853.8		2,160.8		-	2,160.8
Other revenue	23.6		-	23.6		26.9		-	26.9
Total revenue	1,877.4		-	1,877.4		2,187.7		-	2,187.7
Cost of goods sold, including occupancy costs	1,480.0		(2.1)	1,477.9		1,693.5		(3.0)	1,690.5
Gross margin	397.4		2.1	399.5		494.2		3.0	497.2
Selling, general and administrative expenses	490.5		24.4	514.9		601.5		21.8	623.3
Asset impairments and other writedowns	-		1.0	1.0		-		50.1	50.1
Operating loss	(93.1)		(23.3)	(116.4)		(107.3)		(68.9)	(176.2)
Interest expense	14.2		3.8	18.0		23.7		10.7	34.4
Warrant/put expense (income)	-		35.1	35.1		-		(27.2)	(27.2)
Total interest expense (income)	14.2		38.9	53.1		23.7		(16.5)	7.2
Loss before income taxes	(107.3)		(62.2)	(169.5)		(131.0)		(52.4)	(183.4)
Income taxes (benefit)	(39.7)		40.3	0.6		(51.0)		81.2	30.2
Loss from continuing operations	$(67.6)		$(102.5)	$(170.1)		$(80.0)		$(133.6)	$(213.6)
Loss from operations of discontinued operations (net of tax)	-		-	-		(1.7)		-	(1.7)
Gain (loss) on disposal of discontinued operations (net of tax)	-		0.8	0.8		-		(1.0)	(1.0)
Gain (loss) from discontinued operations (net of tax)	-		0.8	0.8		(1.7)		(1.0)	(2.7)
Net loss	$(67.6)		$(101.7)	$(169.3)		$(81.7)		$(134.6)	$(216.3)

Basic EPS from continuing operations	$(1.12)		$(1.71)	$(2.83)		$(1.33)		$(2.22)	$(3.55)
Basic EPS from discontinued operations	$-		$0.01	$0.01		$(0.02)		$(0.02)	$(0.04)
Basic EPS including discontinued operations	$(1.12)		$(1.70)	$(2.82)		$(1.35)		$(2.24)	$(3.59)
Basic weighted avg. common shares	60.1		60.1	60.1		60.2		60.2	60.2

Comparable Store Sales
Borders Superstores	(14.6%	)				(8.6%	)
Waldenbooks Specialty Retail	(7.9%	)				(5.2%	)

Sales and Earnings Summary (As Percentage of Total Sales)
	Nine Months Ended October 31, 2009 (1)					Nine Months Ended November 1, 2008 (1)
	Operating		Adjustments	GAAP		Operating		Adjustments	GAAP
	Basis (2)		(2)	Basis		Basis (3)		(3)	Basis
Borders Superstores	83.2%		-%	83.2%		82.5%		-%	82.5%
Waldenbooks Specialty Retail	12.1		-	12.1		13.2		-	13.2
International	4.7		-	4.7		4.3		-	4.3
Total sales	100.0		-	100.0		100.0		-	100.0
Other revenue	1.3		-	1.3		1.2		-	1.2
Total revenue	101.3		-	101.3		101.2		-	101.2
Cost of goods sold, including occupancy costs	79.8		(0.1)	79.7		78.3		(0.1)	78.2
Gross margin	21.5		0.1	21.6		22.9		0.1	23.0
Selling, general and administrative expenses	26.5		1.3	27.8		27.9		1.0	28.9
Asset impairments and other writedowns	-		0.1	0.1		-		2.3	2.3
Operating loss	(5.0)		(1.3)	(6.3)		(5.0)		(3.2)	(8.2)
Interest expense	0.8		0.2	1.0		1.1		0.5	1.6
Warrant/put expense (income)	-		1.9	1.9		-		(1.3)	(1.3)
Total interest expense (income)	0.8		2.1	2.9		1.1		(0.8)	0.3
Loss before income taxes	(5.8)		(3.4)	(9.2)		(6.1)		(2.4)	(8.5)
Income taxes (benefit)	(2.2)		2.2	-		(2.4)		3.8	1.4
Loss from continuing operations	(3.6)%		(5.6)%	(9.2	) %	(3.7	) %	(6.2)%	(9.9)%

(1) The results of Borders Australia, Borders New Zealand and Borders Singapore are reported as discontinued operations.
(2) Results from 2009 were impacted by a number of non-operating items, including accelerated depreciation related to our multimedia reduction initiative, asset impairments, severance costs, store closure costs, professional fees related to our turnaround efforts, amortization of the term loan discount and debt issuance costs, and non-cash charges related to the fair market value adjustment of the warrant liability and international put expiration. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items. To aid in the comparability to last year, operating basis data is presented using a normalized tax rate.
(3) Results from 2008 were impacted by a number of non-operating items, including deferred tax asset impairments, store asset impairments, store closure costs, severance costs, professional fees related to strategic alternatives and amortization of the term loan discount and debt issuance costs, offset by income related to the fair market value adjustment of the warrant liability as well as income received from a landlord lease termination. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items. To aid in the comparability to last year, operating basis data is presented using a normalized tax rate.

Borders Group, Inc. Financial Statements
(dollars in millions)
Unaudited
                                                                                Condensed Consolidated Balance Sheets

	October 31,	November 1,	January 31,
	2009	2008	2009
Assets
Cash and cash equivalents	$32.8	$38.4	$53.6
Merchandise inventories	1,157.4	1,256.5	915.2
Other current assets	78.4	99.6	102.4
Property and equipment, net	426.5	521.3	494.2
Other assets and deferred charges	46.5	90.7	43.4
Goodwill	0.3	40.5	0.2
Total assets	$1,741.9	$2,047.0	$1,609.0
Liabilities and Stockholders’ Equity
Short-term borrowings and current portion of long-term debt	$401.8	$518.0	$329.8
Trade accounts payable	605.3	613.2	350.0
Other current liabilities	274.9	311.5	313.9
Long-term debt	6.0	7.4	6.4
Other long-term liabilities	354.7	353.9	345.8
Total liabilities	1,642.7	1,804.0	1,345.9
Total stockholders' equity	99.2	243.0	263.1
Total liabilities and stockholders’ equity	$1,741.9	$2,047.0	$1,609.0

Certain reclassifications have been made to conform to current year presentation.

Store Activity Summary

Quarter Ended	Nine Months Ended	Year Ended
	October 31, 2009	November 1, 2008	October 31, 2009	November 1, 2008	January 31, 2009
Borders superstores
Beginning number of stores	513	518	515	509	509
Openings	-	2	-	11	12
Closings	-	(1)	(2)	(1)	(6)
Ending number of stores	513	519	513	519	515
Ending square footage (in millions)	12.7	12.8	12.7	12.8	12.8

Waldenbooks Specialty Retail Stores (1)
Beginning number of stores	370	468	386	490	490
Openings—Airport stores	-	5	1	5	8
Closings	(9)	(6)	(26)	(28)	(112)
Ending number of stores	361	467	361	467	386
Ending square footage (in millions)	1.3	1.8	1.3	1.8	1.4

(1) Includes all small format stores in malls, airports and outlet malls.

Borders Group, Inc. Financial Statements (dollars in millions) Unaudited Condensed Consolidated Statements of Cash Flows
			Nine Months Ended
	Quarter Ended
	October 31,	November 1,	October 31,	November 1,
	2009	2008	2009	2008
CASH PROVIDED BY (USED FOR):
OPERATIONS
Loss from continuing operations	$(38.5)	$(172.2)	$(170.1)	$(213.6)
Adjustments to reconcile loss from continuing operations to operating cash flows:
Depreciation	22.5	27.7	75.9	82.4
Loss on disposal of assets	0.8	0.3	1.3	1.3
Stock based compensation cost	0.2	1.7	0.2	5.0
Increase (decrease) in warrant liability	(28.7)	(12.7)	23.2	13.6
Change in other long-term assets, liabilities and deferred charges	(3.5)	43.6	(15.7)	16.2
Write-off of intangible asset	-	-	16.2	-
Asset impairments and other writedowns	0.2	50.1	1.0	50.1
Increase in inventories	(267.9)	(171.0)	(238.8)	(19.4)
Increase in accounts payable	195.1	146.2	254.0	103.5
Cash provided by (used for) other current assets and other current liabilities	(5.5)	46.7	(29.5)	(24.7)
Net cash provided by (used for) operating activities of continuing operations	(125.3)	(39.6)	(82.3)	14.4
INVESTING
Capital expenditures	(6.8)	(17.9)	(11.2)	(72.0)
Proceeds from the sale of discontinued operations	-	6.6	-	94.5
Net cash provided by (used for) investing activities of continuing operations	(6.8)	(11.3)	(11.2)	22.5
FINANCING
Net cash provided by (repayment of) financing obligations	119.7	55.0	73.3	(28.6)
Issuance and repurchase of common stock	(0.5)	-	(0.8)	0.3
Net funding from (repayment of) long-term debt	-	0.1	(0.3)	0.8
Net repayment of capital lease obligations	(0.2)	-	(0.8)	-
Cash dividends paid	-	-	-	(6.5)
Net cash provided by (used for) financing activities of
continuing operations	119.0	55.1	71.4	(34.0)
Effect of exchange rates on cash and cash equivalents	-	(0.1)	0.5	-
Net cash provided by (used for) discontinued operations	0.8	(9.6)	0.8	(23.0)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(12.3)	(5.5)	(20.8)	(20.1)
Cash and cash equivalents at beginning of period	45.1	43.9	53.6	58.5
Cash and cash equivalents at end of period	$32.8	$38.4	$32.8	$38.4

Borders Group, Inc. Segment Financial Information
(dollars in millions, except per share amounts)
Unaudited

	Quarter Ended October 31, 2009			Quarter Ended November 1, 2008
	Operating Basis (1)	Adjustments (1)	GAAP Basis	Operating Basis (2)	Adjustments (2)	GAAP Basis
Borders Superstores
Sales	$492.4	$-	$492.4	$560.3	$-	$560.3
Depreciation expense	19.2	-	19.2	23.8	-	23.8
Operating loss	(44.5)	(1.7)	(46.2)	(37.8)	(42.5)	(80.3)
Adjusted EBITDA (5)	(25.3)			(14.0)
Waldenbooks Specialty Retail
Sales	$72.9	$-	$72.9	$91.5	$-	$91.5
Depreciation expense	1.9	-	1.9	2.3	-	2.3
Operating loss	(8.2)	(1.8)	(10.0)	(13.2)	(4.5)	(17.7)
Adjusted EBITDA (5)	(6.3)			(10.9)
International (3)
Sales	$30.2	$-	$30.2	$30.3	$-	$30.3
Depreciation expense	1.4	-	1.4	1.6	-	1.6
Operating loss	(1.3)	(0.1)	(1.4)	(1.6)	(0.2)	(1.8)
Adjusted EBITDA (5)	0.1			-
Corporate (4)
Operating loss	$(2.7)	$(0.2)	$(2.9)	$(0.6)	$(7.8)	$(8.4)
Adjusted EBITDA (5)	(2.7)			(0.6)
Consolidated (3)
Sales	$595.5	$-	$595.5	$682.1	$-	$682.1
Depreciation expense	22.5	-	22.5	27.7	-	27.7
Operating loss	(56.7)	(3.8)	(60.5)	(53.2)	(55.0)	(108.2)
Adjusted EBITDA (5)	(34.2)			(25.5)

	Nine Months Ended October 31, 2009			Nine Months Ended November 1, 2008
	Operating Basis (1)	Adjustments (1)	GAAP Basis	Operating Basis (2)	Adjustments (2)	GAAP Basis
Borders Superstores
Sales	$1,542.7	$-	$1,542.7	$1,782.9	$-	$1,782.9
Depreciation expense	59.0	7.1	66.1	70.9	-	70.9
Operating loss	(66.2)	(13.9)	(80.1)	(68.8)	(49.2)	(118.0)
Adjusted EBITDA (5)	(7.2)			2.1
Waldenbooks Specialty Retail
Sales	$224.3	$-	$224.3	$284.4	$-	$284.4
Depreciation expense	5.7	-	5.7	6.9	-	6.9
Operating loss	(16.7)	(3.2)	(19.9)	(32.7)	(6.3)	(39.0)
Adjusted EBITDA (5)	(11.0)			(25.8)
International (3)
Sales	$86.8	$-	$86.8	$93.5	$-	$93.5
Depreciation expense	4.1	-	4.1	4.6	-	4.6
Operating loss	(2.2)	(0.8)	(3.0)	(1.5)	(0.3)	(1.8)
Adjusted EBITDA (5)	1.9			3.1
Corporate (4)
Operating loss	$(8.0)	$(5.4)	$(13.4)	$(4.3)	$(13.1)	$(17.4)
Adjusted EBITDA (5)	(8.0)			(4.3)
Consolidated (3)
Sales	$1,853.8	$-	$1,853.8	$2,160.8	$-	$2,160.8
Depreciation expense	68.8	7.1	75.9	82.4	-	82.4
Operating loss	(93.1)	(23.3)	(116.4)	(107.3)	(68.9)	(176.2)
Adjusted EBITDA (5)	(24.3)			(24.9)

(1) Results from 2009 were impacted by a number of non-operating items, including accelerated depreciation related to our multimedia reduction initiative, asset impairments, severance costs, store closure costs and professional fees related to our turnaround efforts. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items.
(2) Results from 2008 were impacted by a number of non-operating items, including deferred tax asset impairments, store asset impairments, store closure costs, severance costs and professional fees related to strategic alternatives. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items.
(3) Excludes the results of 2008 discontinued operations (Borders Australia, Borders New Zealand and Borders Singapore).
(4) The Corporate segment includes various corporate governance costs and corporate incentive costs.
(5) Adjusted EBITDA is operating income (loss) before depreciation and amortization.  Adjusted EBITDA is not a Generally Accepted Accounting Principles (GAAP) measurement. Adjusted EBITDA information is being included as we believe it is a commonly used measure of operating performance in the retail industry. Adjusted EBITDA is provided to enhance an investor’s understanding of our operating results. It should not be construed as an alternative to income from operations as an indicator of operating performance or as an alternative to cash flows from operating activities as a measure of liquidity as determined in accordance with GAAP. All companies do not calculate Adjusted EBITDA in the same manner. As a result, Adjusted EBITDA as reported may not be comparable to Adjusted EBITDA as reported by other companies.